SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

CANADA
(Jurisdiction of Incorporation)

Not Applicable
(I.R.S. Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SUNOPTA INC.

FORM 8-K

ITEM 1.01  -  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 11, 2007 pursuant to the terms of an Asset Purchase Agreement between SunOpta Inc. (the "registrant") and SunOpta BioProcess Inc., a Canada corporation ("BioProcess"), the registrant sold, assigned and transferred to BioProcess the assets, used in conjunction with the registrant’s BioProcess Division for consideration of US $199,999,900. The consideration paid by BioProcess to the registrant for such assets, less assumed liabilities, was 9,199,900 common shares of BioProcess having an aggregate value of US $199,999,900. A copy of the Asset Purchase Agreement is attached hereto as an Exhibit. Upon consummation of the Asset Purchase Agreement, BioProcess, the registrant and certain global institutional investors entered into a Securities Purchase Agreement pursuant to which the investors purchased in a private placement approximately 13% of BioProcess post financing, through the purchase of non-dividend bearing, convertible preferred shares of BioProcess, with the registrant and management of the registrant’s former BioProcess Division retaining approximately 87% of BioProcess. A copy of the Securities Purchase Agreement is attached hereto as an Exhibit. The preferred shares issued to the investors entitle holders to one vote per share, are non-dividend bearing, redeemable in specified circumstances and convertible into common shares of BioProcess on a one for one basis (subject to customary anti-dilution adjustments). In addition the investors in the private placement were issued warrants by the registrant to purchase 648,300 of registrant’s common shares at an exercise price of US $11.57 per share at any time prior to December 7, 2007.

ITEM 2.01  -  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated hereby by reference.

The transactions contemplated by the Asset Purchase Agreement and Securities Purchase Agreement were completed after the close of the markets on June 8, 2007. On June 11, 2007, prior to the opening of the markets,  SunOpta Inc. issued a press release announcing the consummation of the transactions described in Item 1.01 above. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

ITEM 3.02  -  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 above is incorporated by reference. The Warrants and the underlying shares of the registrant’s common stock were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated thereunder. The Securities purchasers of such securities were all "accredited investors" as that term is defined under Regulation D. The Warrants and the underlying shares of common stock have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01  -  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable

(b)   Not applicable

(c)   Not applicable

(d)   Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Shares of SunOpta Inc.

4.2	Registration Rights Agreement dated as of June 7, 2007 between SunOpta BioProcess Inc. and each of the Purchasers listed on Schedule A.

10.1	Asset Purchase Agreement dated as of June 7, 2007 between SunOpta BioProcess Inc. and SunOpta Inc.

10.2	Securities Purchase Agreement dated as of June 7, 2007 by and among SunOpta BioProcess Inc., SunOpta Inc. and the Purchasers named therein.

99.1	Press release dated June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNOPTA INC.

By	/s/ Steven R. Bromley	By	/s/ John Dietrich

	Steven R. Bromley,		John Dietrich,
	President and Chief Executive Officer		Vice President and Chief Financial Officer

Date	June 13, 2007	Date	June 13, 2007